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As filed with the Securities and Exchange Commission on September 30, 2005

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STATE NATIONAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

State of Texas (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	75-2641879 (I.R.S. Employer Identification No.)
4500 Mercantile Plaza Drive Suite 300 Fort Worth, Texas 76137 (817) 547-1150 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
Tom C. Nichols
Chairman, President and Chief Executive Officer
State National Bancshares, Inc.
4500 Mercantile Plaza Drive
Suite 300
Fort Worth, Texas 76137
(817) 547-1150
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Chet A. Fenimore, Esq. Charles E. Greef, Esq. Jenkens & Gilchrist, P.C. 401 Congress Avenue, Suite 2500 Austin, Texas 78701 Telephone: (512) 499-3800 Facsimile: (512) 499-3810	Frank Ed Bayouth II, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1600 Smith Street, Suite 4400 Houston, Texas 77002 Telephone: (713) 655-5100 Facsimile: (713) 655-5200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒    333-126793

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee

Common Stock, $1.00 par value share	$9,199,996	$1,082.84

(1)
Estimated solely for the purpose of computing the registration fee in accordance with Rule 457 of the Securities Act of 1933, as amended.
(2)
Includes shares subject to underwriters' option to purchase additional shares.
(3)
The $9,199,996 of Common Stock being registered in this Registration Statement is in addition to the $46,000,000 of Common Stock registered pursuant to the registrant's Registration Statement on Form S-1 (File No. 333-126793).

        This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

        This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier effective registration statement on Form S-1 (File No. 333-126793) (including exhibits thereto) are incorporated by reference.

        The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fort Worth, Texas, on the 30th day of September, 2005.

STATE NATIONAL BANCSHARES, INC.
By:	/s/ TOM C. NICHOLS Tom C. Nichols, Chairman of the Board, President and Chief Executive Officer

        Pursuant to the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ TOM C. NICHOLS Tom C. Nichols	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	September 30, 2005
/s/ DON E. COSBY Don E. Cosby	Executive Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	September 30, 2005
* Larry G. Autrey	Director	September 30, 2005
* Rick J. Calhoon	Director	September 30, 2005
* James A. Cardwell	Director	September 30, 2005
* Gary J. Fletcher	Director	September 30, 2005

* Mark G. Merlo	Director	September 30, 2005
* H. Gil Moutray	Director	September 30, 2005
* Ben B. Stribling	Director	September 30, 2005
* Lucinda Vargas	Director	September 30, 2005
* F. James Volk	Director	September 30, 2005
*By Tom C. Nichols pursuant to a Power of Attorney executed by the designated directors which Power of Attorney has previously been filed with the Securities and Exchange Commission.
*By:	/s/ TOM C. NICHOLS Tom C. Nichols Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
5.1	Opinion of Jenkens & Gilchrist, a Professional Corporation
23.1	Consent of Deloitte & Touche, LLP, independent registered public accounting firm
23.2	Consent of George Morgan & Sneed, P.C.
23.3	Consent of Jenkens & Gilchrist, a Professional Corporation (contained in Exhibits 5.1)
24.1	Power of Attorney*

*
Filed as Exhibit 24.1 to the registrant's Registration Statement on Form S-1 (333-126793) filed with the Commission on July 21, 2005.

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EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX